Exhibit 99.(h)(10)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated 30th day of April 2004, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, National Life Insurance Company, a Vermont life insurance company, and Equity Services, Inc., is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc.

The Parties hereby agree to amend the agreement as follows:

1.                                       All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and

2.                                       All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

3.                                       Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper
Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

NATIONAL LIFE INSURANCE COMPANY

Attest:	/s/ Lindsay E. Staples	By:	/s/ Elizabeth MacGowan

Name:	Lindsay E. Staples	Name:	Elizabeth MacGowan

Title:	Sr. Paralegal	Title:	VP. Product Development

EQUITY SERVICES, INC.

Attest:	/s/ Lindsay E. Staples	By:	/s/ Lance A. Reihl

Name:	Lindsay E. Staples	Name:	Lance A. Reihl

Title:	Sr. Paralegal	Title:	President + CEO